UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 5, 2006

Metalico, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32453	52-2169780
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

186 North Ave. East, Cranford, New Jersey		07016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(908) 497-9610

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02 Termination of a Material Definitive Agreement.

On July 12, 2006, Metalico Niles, Inc. ("Metalico Niles"), a subsidiary of Metalico, Inc. (the "Company"), entered into an Asset Purchase Agreement with Niles Iron & Metal Company, Inc. ("NIMCO") providing for the purchase of substantially all of the assets of NIMCO other than real property interests (the "Asset Purchase Agreement"). Under the terms of the Asset Purchase Agreement, either party had the right to terminate the Asset Purchase Agreement in the event that the closing of the transaction did not occur by August 31, 2006. The closing did not occur on or prior to August 31, 2006. Metalico Niles has received a letter from NIMCO’s counsel claiming that Metalico Niles is obligated to close under the Asset Purchase Agreement. However, Metalico Niles elected to terminate the agreement and delivered a written notice of termination to NIMCO’s counsel earlier today.

Item 9.01 Financial Statements and Exhibits.

Exhibits

99.1 Press Release dated September 5, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Metalico, Inc.

September 5, 2006	By:	Carlos E. Aguero

Name: Carlos E. Aguero
Title: President

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Exhibit Index

Exhibit No.	Description

99.1	Press Release issued September 5, 2006